EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-186439) of CurrencyShares® Australian Dollar Trust of our reports dated December 20, 2013, with respect to the financial statements of CurrencyShares® Australian Dollar Trust, and the effectiveness of internal control over financial reporting of CurrencyShares® Australian Dollar Trust, included in this Annual Report (Form 10-K) for the year ended October 31, 2013.

/s/ Ernst & Young LLP

McLean, Virginia

December 20, 2013